Exhibit 99.2

The New York Times Company Reports June Revenues

NEW YORK--(BUSINESS WIRE)--July 23, 2008--The New York Times Company announced today that in June total Company revenues from continuing operations decreased 10.0% compared with the same month a year ago. Advertising revenues decreased 16.4% and circulation revenues increased 2.1%.

All comparisons are for June 2008 to June 2007 unless otherwise noted:

News Media Group

Advertising revenues for the News Media Group decreased 17.8% because of weakness in print advertising.

  The New York Times Media Group – Advertising revenues for The New York Times Media Group decreased 18.3%. National advertising revenues decreased largely due to weakness in studio entertainment, technology, telecommunications and media advertising. Retail advertising revenues decreased mainly due to softness in the department store, mass market, national retail and cosmetic manufacturers categories. Classified advertising revenues decreased because of weakness in help-wanted, real estate and automotive advertising.
  New England Media Group – Advertising revenues for the New England Media Group decreased 16.6%. National advertising revenues were lower mainly because of decreases in studio entertainment, travel, packaged goods/pharmaceutical, banking and financial services advertising. Retail advertising revenues decreased primarily due to weakness in the department store, home improvement, food/drug and furniture/home furnishing categories. Classified advertising revenues decreased due to continued softness in help-wanted, real estate and automotive advertising.
  Regional Media Group – Advertising revenues for the Regional Media Group decreased 17.3%. Retail advertising revenues were down mainly because of decreases in the home furnishings, telecommunications, department store and medical/dental categories. Classified advertising revenues decreased due to continued weakness in real estate, help-wanted and automotive advertising.

Internet advertising revenues included in the News Media Group rose 21.5% due to growth in display advertising.

Circulation revenues for the News Media Group increased 2.1%. Revenues increased at The New York Times Media Group, and decreased at the New England and Regional Media Groups.

About Group

Advertising revenues at the About Group (which includes the Web sites of About.com, ConsumerSearch.com, UCompareHealthCare.com and Calorie-Count.com) rose 12.8% due to strong growth in cost-per-click advertising.

Other Data

Internet Businesses: Total Internet revenues grew 11.7% and Internet advertising revenues increased 18.6% in June. Internet businesses include NYTimes.com, About.com, Boston.com and other Company Web sites. In total, Internet businesses accounted for 13.4% of total revenues in June versus 10.8% in June 2007.

In addition, The New York Times Company had the 11th largest presence on the Web, with 47.2 million unique visitors in the United States in June 2008 according to Nielsen Online, up approximately 10% from 42.9 million unique visitors in June 2007. Also according to Nielsen Online, NYTimes.com had 17.7 million unique visitors in June versus 12.5 million in June 2007, up about 41%, and was the No. 1 newspaper Web site in the United States, a position it has long held.

The New York Times Company (NYSE: NYT), a leading media company with 2007 revenues of $3.2 billion, includes The New York Times, the International Herald Tribune, The Boston Globe, 16 other daily newspapers, WQXR-FM and more than 50 Web sites, including NYTimes.com, Boston.com and About.com. The Company’s core purpose is to enhance society by creating, collecting and distributing high-quality news, information and entertainment.

This press release can be downloaded from www.nytco.com

THE NEW YORK TIMES COMPANY
2008 TOTAL COMPANY REVENUES (a)
($ 000's)

	June			Year to Date
			%			%
	2008	2007	Change	2008	2007	Change
Advertising Revenues
News Media
National	$58,724	$70,548	-16.8	$427,809	$449,146	-4.8
Retail	28,206	32,034	-11.9	194,681	216,989	-10.3
Classified	30,324	40,748	-25.6	206,952	270,578	-23.5
Other Ad Revenue	4,378	4,644	-5.7	30,360	31,814	-4.6
Total News Media Group	121,631	147,973	-17.8	859,802	968,527	-11.2

About Group (b)	8,117	7,199	+12.8	52,914	44,855	+18.0

Total Ad Revenues from Continuing Operations	129,749	155,173	-16.4	912,716	1,013,382	-9.9

Circulation Revenues	68,183	66,785	+2.1	450,797	441,118	+2.2
Other Revenues (c)	20,058	20,289	-1.1	126,247	120,463	+4.8

Total Company Revenues from Continuing Operations	$217,989	$242,247	-10.0	$1,489,760	$1,574,963	-5.4

Discontinued Operations: Broadcast Media Group (d)	0	0	N/A	0	46,702	N/A

(a) Numbers may not add due to rounding.

(b) Includes the Web sites of About.com, ConsumerSearch.com, UCompareHealthCare.com and Calorie-Count.com.

(c) Primarily includes revenues from wholesale delivery operations, news services/syndication, commercial printing, digital archives, direct mail advertising services and rental income.

(d) On May 7, 2007, the Company sold the Broadcast Media Group, consisting of nine network-affiliated television stations, their related Web sites and the digital operating center, for approximately $575 million.

THE NEW YORK TIMES COMPANY
2008 TOTAL COMPANY REVENUES (a)
($ 000's)

	Second Quarter
			%
	2008	2007	Change
Advertising Revenues
News Media
National	$211,368	$224,244	-5.7
Retail	99,254	109,640	-9.5
Classified	101,633	134,471	-24.4
Other Ad Revenue	15,388	16,578	-7.2
Total News Media Group	427,643	484,933	-11.8

About Group (b)	26,734	23,534	+13.6

Total Ad Revenues from Continuing Operations	454,377	508,467	-10.6

Circulation Revenues	224,168	218,664	+2.5
Other Revenues (c)	63,360	61,812	+2.5

Total Company Revenues from Continuing Operations	$741,905	$788,943	-6.0

Discontinued Operations: Broadcast Media Group (d)	0	13,798	N/A

(a) Numbers may not add due to rounding.

(b) Includes the Web sites of About.com, ConsumerSearch.com, UCompareHealthCare.com and Calorie-Count.com.

(c) Primarily includes revenues from wholesale delivery operations, news services/syndication, commercial printing, digital archives, direct mail advertising services and rental income.

(d) On May 7, 2007, the Company sold the Broadcast Media Group, consisting of nine network-affiliated television stations, their related Web sites and the digital operating center, for approximately $575 million.

THE NEW YORK TIMES COMPANY
2008 ADVERTISING REVENUES (a)
($ 000's)

	June			Year to Date
			%			%
	2008	2007	Change	2008	2007	Change
News Media Group
New York Times Media Group	$75,989	$93,016	-18.3	$547,606	$596,540	-8.2
New England Media Group	24,940	29,918	-16.6	166,531	197,576	-15.7
Regional Media Group	20,702	25,040	-17.3	145,665	174,411	-16.5

Total News Media Group	121,631	147,973	-17.8	859,802	968,527	-11.2

About Group (b)	8,117	7,199	+12.8	52,914	44,855	+18.0

Total Ad Revenues from Continuing Operations	$129,749	$155,173	-16.4	$912,716	$1,013,382	-9.9

Discontinued Operations: Broadcast Media Group (c)	0	0	N/A	0	45,745	N/A

(a) Numbers may not add due to rounding.

(b) Includes the Web sites of About.com, ConsumerSearch.com, UCompareHealthCare.com and Calorie-Count.com.

(c) On May 7, 2007, the Company sold the Broadcast Media Group, consisting of nine network-affiliated television stations, their related Web sites and the digital operating center, for approximately $575 million.

THE NEW YORK TIMES COMPANY
2008 ADVERTISING REVENUES (a)
($ 000's)

	Second Quarter
			%
	2008	2007	Change
News Media Group
New York Times Media Group	$270,906	$299,394	-9.5
New England Media Group	85,153	100,334	-15.1
Regional Media Group	71,584	85,205	-16.0

Total News Media Group	427,643	484,933	-11.8

About Group (b)	26,734	23,534	+13.6

Total Ad Revenues from Continuing Operations	$454,377	$508,467	-10.6

Discontinued Operations: Broadcast Media Group (c)	0	13,516	N/A

(a) Numbers may not add due to rounding.

(b) Includes the Web sites of About.com, ConsumerSearch.com, UCompareHealthCare.com and Calorie-Count.com.

(c) On May 7, 2007, the Company sold the Broadcast Media Group, consisting of nine network-affiliated television stations, their related Web sites and the digital operating center, for approximately $575 million.

THE NEW YORK TIMES COMPANY
2008 NEWS MEDIA GROUP AD REVENUE GROWTH
BY CLASSIFIED CATEGORY

	% Change	% Change	% Change
	June '08	Q2 '08	YTD '08
	vs. June '07	vs. Q2 '07	vs. YTD '07

Help-Wanted	-37.8	-36.3	-34.0
Real Estate	-26.8	-23.1	-24.4
Automotive	-18.9	-21.9	-19.6
Other	-3.7	-6.4	-2.5
Total Classified	-25.6	-24.4	-23.5

CONTACT:
The New York Times Company
Catherine J. Mathis, 212-556-1981
mathis@nytimes.com
Paula Schwartz, 212-556-5224
paula.schwartz@nytimes.com